REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
American Century Asset Allocation Portfolios, Inc.:
In planning and performing our audits of the financial
statements of American Century Asset Allocation
Portfolios, Inc. (the "Corporation"), including One
Choice In Retirement Portfolio, One Choice 2020
Portfolio, One Choice 2025 Portfolio, One Choice  2030
Portfolio, One Choice 2035 Portfolio, One Choice 2040
Portfolio, One Choice 2045 Portfolio, One Choice 2050
Portfolio, One Choice 2055 Portfolio, One Choice 2060
Portfolio, One Choice Portfolio: Very Conservative, One
Choice Portfolio: Conservative, One Choice Portfolio:
Moderate, One Choice Portfolio: Aggressive, One
Choice Portfolio: Very Aggressive, One Choice In
Retirement Portfolio R6, One Choice 2020 Portfolio R6,
One Choice 2025 Portfolio R6, One Choice 2030
Portfolio R6, One Choice 2035 Portfolio R6, One
Choice 2040 Portfolio R6, One Choice 2045 Portfolio
R6, One Choice 2050 Portfolio R6, One Choice 2055
Portfolio R6, and One Choice Portfolio 2060 R6, as of and for the fiscal year ended July 31, 2016 (as to One
Choice Portfolio 2060 and One Choice Portfolio 2060
R6, as of July 31, 2016 and for the period from September 30, 2015 (inception date) through July 31,
2016), in accordance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Corporation's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Corporation's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Corporation is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance
regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on
a timely basis.
Our consideration of the Corporation's internal control
over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Corporation's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of July 31,
2016.
This report is intended solely for the information and use of management and the Board of Directors of American
Century Asset Allocation Portfolios, Inc. and the
Securities and Exchange Commission and is not
intended to be and should not be used by anyone other
than these specified parties.
/s/ Deloitte & Touche LLP
Kansas City, Missouri
September 19, 2016



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